Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts
Julie Leber	Damon Elder
Spotlight Marketing Communications	Spotlight Marketing Communications
949.427.1391	949.427.1377
julie@spotlightmarcom.com	damon@spotlightmarcom.com

Strategic Storage Trust II, Inc. to Acquire Strategic Storage Growth Trust, Inc. for Approximately $340 Million

Acquisition to add 28 self storage facilities to portfolio

LADERA RANCH, CA – October 1, 2018 – Strategic Storage Trust II, Inc. (“SST II”) today announced the entry into a definitive merger agreement with Strategic Storage Growth Trust, Inc. (“SSGT”), pursuant to which SSGT will merge with and into a wholly-owned subsidiary of SST II. Under the merger agreement, SST II will pay SSGT’s stockholders a purchase price of $12.00 per share in cash, which represents a total purchase price of approximately $340 million, including current outstanding SSGT debt to be assumed or repaid. The merger agreement was negotiated on behalf of SST II by an independent special committee of SST II’s board of directors, which was formed to conduct a review of the merger.

The special committee of SST II’s board of directors, the SST II board of directors, an independent special committee of SSGT’s board of directors, and the SSGT board of directors have each approved the merger agreement. The merger remains subject to the approval of SSGT’s stockholders, as well as other customary closing conditions.

Assuming all of the conditions in the merger agreement are satisfied and the merger is consummated in accordance with the terms in the merger agreement, SST II will acquire all of the real estate owned by SSGT, consisting of 28 self storage facilities located in 10 states and in the Greater Toronto Area of Ontario, Canada, and comprising an aggregate approximately 19,300 self storage units and approximately 2.1 million net rentable square feet of storage space. Additionally, SST II will obtain the rights to acquire two self storage facilities currently under contract with SSGT.

“We are excited for the opportunity to consolidate SSGT with SST II, into a company with revenues that we anticipate will exceed $100M next year,” said H. Michael Schwartz, CEO and chairman of the board of directors of SST II. “The SSGT portfolio will infuse SST II with a key growth driver, along with adding assets in key SST II markets for further economies of scale.”

The merger is expected to close during the first quarter of 2019, subject to customary closing conditions, including the approval of SSGT’s stockholders, who will vote on the transaction at a special meeting on a date to be announced. The transaction is not contingent on receipt of financing by SST II. Under specified circumstances set forth in the merger agreement, SST II will be required to pay SSGT a termination fee of $9.6 million if SST II fails to close the transaction.

The merger agreement also provides SSGT with a go-shop period, during which the special committee of SSGT’s board of directors, with the assistance of its financial advisor, KeyBanc Capital Markets, Inc., will actively solicit alternative proposals from third parties for the next 45 days concluding at 11:59 p.m. on November 15, 2018. The merger agreement provides for SSGT to pay a termination fee of $2.9 million to SST II if SSGT terminates the merger agreement in connection with a superior proposal that arises during the go-shop period, and a termination fee of $9.6 million if SSGT terminates the merger agreement in connection with a superior proposal that arises following the go-shop period.

Robert A. Stanger & Co., Inc. (“Stanger”) served as financial advisor and Venable LLP served as legal advisor to the special committee of SST II’s board of directors. Nelson Mullins Riley & Scarborough LLP served as legal advisor to SST II. Stanger also provided a fairness opinion to the special committee of SST II’s board of directors in connection with the transaction.

About Strategic Storage Trust II, Inc. (SST II):

SST II is a public non-traded REIT that focuses on stabilized self storage properties. The SST II portfolio currently consists of 83 self storage facilities located in 14 states and Ontario, Canada, comprising approximately 51,300 self storage units and approximately 6.0 million net rentable square feet of storage space.

About SmartStop Asset Management, LLC (SmartStop):

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.6 billion of real estate assets under management, including 118 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 75,000 units and 8.6 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as four senior housing communities with approximately 650 beds and 500,000 rentable square feet of space. SmartStop is the sponsor of four public non-traded REITs: SST II, SSGT and Strategic Storage Trust IV, Inc., all focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc., focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the merger and the other transactions contemplated by the merger agreement and all other statements in this press release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions, including anticipated future financial and operating results and synergies, and the expected timing of completion of the proposed transactions. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including the completion of the proposed transaction on the terms described in this press release or other acceptable terms or at all, because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure to obtain the SSGT stockholder approval or the failure to satisfy the other closing conditions to the merger; (iii) risks related to disruption of management’s attention from SST II’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the merger on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally; (v) significant transaction costs, including financing costs, and unknown liabilities; (vi) failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; (vii) costs or difficulties related to the integration of the properties; (viii) changes in global, political, economic, business, competitive and market conditions; and (ix) changes in tax and other laws and regulations.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SST II’s views as of the date on which such statements were made. SST II anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SST II’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SST II are described in the risk factors included in SST II’s filings with the SEC, including SST II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SST II expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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